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                                                                    EXHIBIT 23.2

                                CONSENT OF EXPERT



         We hereby consent to the use of our opinion letter dated February 6, 1998 to the Registrant regarding the legality of the Common Stock to be offered in connection with the Form S-1, Registration Statement under the Securities Act of 1933 (Reg. No. 333-_____), under the caption "Experts" for the registration of the shares of common stock of Tapistron International, Inc.

                                             SCHREEDER, WHEELER & FLINT, LLP




                                             /s/ Schreeder, Wheeler & Flint, LLP